Contacts:
Media: 703.469.1004 or media@arlingtonasset.com
Investors: Kurt Harrington at 703.469.1080 or ir@arlingtonasset.com

Arlington Asset Investment Corp. Reports
2008 Financial Results

ARLINGTON, VA, March 16, 2009 – Arlington Asset Investment Corp. (the Company), formerly Friedman, Billings, Ramsey Group, Inc., (NYSE: FBR) today reported a net after-tax loss of $268.5 million for the quarter ended December 31, 2008, or $1.77 per share (diluted), compared to net after-tax loss of $270.4 million, or $1.77 per share (diluted), for the fourth quarter of 2007. The Company’s net after-tax loss for the year was $417.5 million, or $2.76 per share (diluted), compared to a net after-tax loss of $658.6 million, or $3.94 per share (diluted) for the year ended December 31, 2007.

Subsequent to December 31, 2008 and through March 13, 2009, the Company continued its previously announced plan to downsize its mortgage-backed securities (MBS) portfolio and fund the extinguishment of its trust preferred debt at a significant discount.  To date in the first quarter of 2009, the Company extinguished $201.7 million of trust preferred debt, recognizing a gain of $131.5 million.  The Company intends to revoke its REIT status effective as of January 1, 2009 in order to maximize the use of its net operating loss, or NOL, carry-forwards.

After taking into consideration the extinguishment of the trust preferred debt and related MBS sales subsequent to year-end, the Company’s consolidated tangible equity at year end would have been $124.6 million, or $0.82 per share.  This includes the Company’s proportionate share of the equity book value of FBR Capital Markets Corporation.

As of March 16, 2009, excluding its interest in FBR Capital Markets Corporation, the Company expects to have $17.8 million in cash as well as $37.1 million of MBS, including $27.3 million of agency fixed-rate MBS, $30.1 million of total MBS repo financing and $50.0 million of trust preferred debt. The Company also had $6.3 million of merchant banking and other long-term investments and no remaining subprime exposure. The Company’s remaining NOL and NCL, net capital loss, carry-forwards equaled $259.6 million and $597.4 million, respectively.

Net loss for the fourth quarter of 2008 of $268.5 million includes:

•	$3.8 million of operating cash loss at the Company, excluding investment losses and $3.6 million of non-cash compensation charges;
•	$35.0 million gain on the extinguishment of $59.1 million of trust preferred debt;
•	$217.1 million of investment loss;
•	$66.9 million of losses, net of minority interest and buy-back gain, relating to FBR Capital Markets Corporation; and
•	$12.1 million of costs related to non-recurring activities and taxes.

On February 23, 2009, the Company announced that it has begun doing business under the name “Arlington Asset Investment Corp.” and that it will seek shareholder approval at the next annual meeting of shareholders of a proposal to amend its charter to change its corporate name from “Friedman, Billings, Ramsey Group, Inc.” to “Arlington Asset Investment Corp.” The Company has notified the New York Stock Exchange (NYSE) of the name change and received the approval from the NYSE to change the ticker symbol to “AI” from “FBR” and will issue a press release when the symbol change becomes effective.

Complete fourth quarter 2008 financial results and tables for FBR Capital Markets Corporation can be found at www.fbrcapitalmarkets.com.

Arlington Asset Investment Corp. (NYSE: FBR) is a real estate investment trust headquartered in the Washington, D.C. metropolitan area.  For more information, please visit www.arlingtonasset.com.

Statements concerning future performance, developments, events, market forecasts, revenues, expenses, earnings, run rates and any other guidance on present or future periods, constitute forward-looking statements that are subject to a number of factors, risks and uncertainties that might cause actual results to differ materially from stated expectations or current circumstances. These factors include, but are not limited to, changes in interest rates, increased costs of borrowing, decreased interest spreads, changes in mortgage pre-payment speeds, risks associated with merchant banking investments, the realization of gains and losses on principal investments, available technologies, competition for business and personnel, and general economic, political and market conditions. These and other risks are described in the Company's Annual Report and Form 10-K and quarterly reports on Form 10-Q that are available from the Company and from the SEC.

Financial data follow.

ARLINGTON ASSET INVESTMENT CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)
		Quarter Ended
		December 31,

	2008	2007
REVENUES:
Investment banking:
Capital raising	$745	$25,648
Advisory	5,306	4,973
Institutional brokerage:
Principal transactions	6,807	2,996
Agency commissions	28,816	26,153
Asset management:
Base management fees	2,827	5,542
Incentive allocations and fees	-	99
Principal investment:
Interest	16,486	50,998
Net investment loss	(283,077)	(22,327)
Dividends	452	805
Mortgage banking:
Interest	-	4,059
Net investment loss	-	(83,174)
Other	904	3,242
Total revenues	(220,734)	19,014
Interest expense	14,313	52,583
Revenues, net of interest expense	(235,047)	(33,569)

NON-INTEREST EXPENSES:
Compensation and benefits	56,860	69,533
Professional services	7,550	15,598
Business development	6,295	10,878
Clearing and brokerage fees	3,235	2,797
Occupancy and equipment	8,441	13,791
Communications	6,374	6,899
Other operating expenses	16,205	15,706
Goodwill impairment	-	108,013
Restructuring charges	-	21,466
Total non-interest expenses	104,960	264,681

Operating loss	(340,007)	(298,250)

OTHER INCOME:
Gain on subsidiary share transactions	8,005	4
Gain on reduction in long-term debt	35,005	-
Other income	2	-

Loss before income taxes and minority interest	(296,995)	(298,246)

Income tax provision (benefit)	27,311	(15,817)
Minority interest in losses of consolidated subsidiary	(55,814)	(12,008)

Net loss	$(268,492)	$(270,421)

Basic loss per share	$(1.77)	$(1.77)
Diluted loss per share	$(1.77)	$(1.77)

Weighted average shares - basic	151,270	152,375
Weighted average shares - diluted	151,270	152,375

ARLINGTON ASSET INVESTMENT CORP. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands, except per share amounts) (Unaudited)
		Twelve Months Ended
		December 31,

	2008	2007
REVENUES:
Investment banking:
Capital raising	$76,380	$282,619
Advisory	20,573	34,063
Institutional brokerage:
Principal transactions	20,262	10,152
Agency commissions	118,397	104,792
Asset management:
Base management fees	15,334	23,549
Incentive allocations and fees	-	401
Principal investment:
Interest	100,284	497,256
Net investment loss	(471,714)	(216,429)
Dividends	1,446	3,173
Mortgage banking:
Interest	36	51,245
Net investment income (loss)	463	(222,032)
Other	6,719	15,808
Total revenues	(111,820)	584,597
Interest expense	85,208	477,437
Revenues, net of interest expense	(197,028)	107,160

NON-INTEREST EXPENSES:
Compensation and benefits	248,895	361,355
Professional services	40,951	55,741
Business development	30,663	43,518
Clearing and brokerage fees	14,092	12,514
Occupancy and equipment	34,492	52,302
Communications	24,420	28,690
Other operating expenses	35,312	82,246
Goodwill impairment	-	162,765
Restructuring charges	-	46,985
Total non-interest expenses	428,825	846,116

Operating loss	(625,853)	(738,956)

OTHER INCOME:
Gain on subsidiary share transactions	7,809	104,062
Gain on reduction in long-term debt	39,083	-
Gain on disposition of subsidiary and other income	73,039	-

Loss before income taxes and minority interest	(505,922)	(634,894)

Income tax (benefit) provision	(1,592)	22,932
Minority interest in (losses) earnings of consolidated subsidiary	(86,867)	774

Net loss	$(417,463)	$(658,600)

Basic loss per share	$(2.76)	$(3.94)
Diluted loss per share	$(2.76)	$(3.94)

Weighted average shares - basic	151,168	166,975
Weighted average shares - diluted	151,168	166,975

ARLINGTON ASSET INVESTMENT CORP. Financial & Statistical Supplement - Operating Results (Dollars in thousands, except per share data) (Unaudited)
	Year- Ended
	December 31, 2008	Q-4 08	Q-3 08	Q-2 08	Q-1 08
Revenues
Investment banking:
Capital raising	$76,380	$745	$6,763	$3,962	$64,910
Advisory	20,573	5,306	5,999	4,192	5,076
Institutional brokerage:
Principal transactions	20,262	6,807	2,610	4,888	5,957
Agency commissions	118,397	28,816	33,813	29,918	25,850
Asset management:
Base management fees	15,334	2,827	3,710	4,153	4,644
Principal investment:
Interest	100,284	16,486	31,057	26,827	25,914
Net investment loss	(471,714)	(283,077)	(164,153)	(4,797)	(19,687)
Dividends	1,446	452	307	258	429
Mortgage banking:
Interest	36	-	-	-	36
Net investment income (loss)	463	-	-	(5)	468
Other	6,719	904	1,548	1,932	2,335
Total revenues	(111,820)	(220,734)	(78,346)	71,328	115,932
Interest expense	85,208	14,313	25,387	21,858	23,650
Revenues, net of interest expense	(197,028)	(235,047)	(103,733)	49,470	92,282

Non-interest expenses
Compensation and benefits	248,895	56,860	61,111	53,970	76,954
Professional services	40,951	7,550	10,442	10,492	12,467
Business development	30,663	6,295	5,262	6,812	12,294
Clearing and brokerage fees	14,092	3,235	3,834	3,393	3,630
Occupancy and equipment	34,492	8,441	8,282	8,580	9,189
Communications	24,420	6,374	5,773	6,255	6,018
Other operating expenses	35,312	16,205	6,668	7,055	5,384
Total non-interest expenses	428,825	104,960	101,372	96,557	125,936

Operating loss	(625,853)	(340,007)	(205,105)	(47,087)	(33,654)

Other income (loss)
Gain (loss) on subsidiary share transactions	7,809	8,005	(4)	(192)	-
Gain on reduction in long-term debt	39,083	35,005	4,078
Gain on disposition of subsidiary and other income	73,039	2	-	-	73,037

(Loss) income before income taxes and minority interest	(505,922)	(296,995)	(201,031)	(47,279)	39,383

Income tax (benefit) provision	(1,592)	27,311	(18,123)	(9,974)	(806)
Minority interest in losses of consolidated subsidiary	(86,867)	(55,814)	(13,886)	(12,254)	(4,913)

Net (loss) income	$(417,463)	$(268,492)	$(169,022)	$(25,051)	$45,102

Total shareholders' equity	$13,583	$13,583	$268,097	$343,686	$344,408
Total shareholders' equity, net of AOCI (1)	$13,701	$13,701	$274,547	$436,093	$455,761

Basic (loss) earnings per share	$(2.76)	$(1.77)	$(1.12)	$(0.17)	$0.30
Diluted (loss) earnings per share	$(2.76)	$(1.77)	$(1.12)	$(0.17)	$0.30

Ending shares outstanding (in thousands)	151,221	151,221	151,352	150,989	150,915

Book value per share	$0.09	$0.09	$1.77	$2.28	$2.28
Book value per share, net of AOCI (1)	$0.09	$0.09	$1.81	$2.89	$3.02

Employee count	579	579	666	719	726

(1)
Accumulated Other Comprehensive Income (AOCI) includes changes in value of available-for-sale securities and cash flow hedges.  We believe that such changes represent temporary market fluctuations, are not reflective of our market strategy, and therefore, exclusion of AOCI provides a reasonable basis for calculating returns.

ARLINGTON ASSET INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(Unaudited)

ASSETS	31-Dec-08	31-Dec-07

Cash and cash equivalents	$254,653	$692,360
Restricted cash	-	14,166
Receivables	33,949	75,357
Investments:
Mortgage-backed securities, at fair value	594,294	1,791,480
U.S. Treasury bonds, at fair value	550,000	-
Loans held for sale, net	-	65,074
Long-term investments	54,976	169,274
Trading securities, at fair value	17,954	19,057
Due from clearing broker	-	-
Derivative assets, at fair value	264	3,514
Intangible assets, net	8,943	9,837
Furniture, equipment, software and leasehold improvements, net	24,442	30,451
Prepaid expenses and other assets	20,816	74,385
Total assets	$1,560,291	$2,944,955

LIABILITIES AND SHAREHOLDERS ’ EQUITY

Liabilities:
Trading account securities sold but not yet purchased, at fair value	$8,325	$206
Repurchase agreements	1,063,040	1,744,377
Securities purchased	-	-
Derivative liabilities, at fair value	56	3,558
Interest payable	2,064	5,746
Accrued compensation and benefits	47,259	57,000
Due to clearing broker	3,009	7,059
Accounts payable, accrued expenses and other liabilities	38,925	105,456
Short-term loan financing	-	63,981
Long-term debt	254,357	320,820
Total liabilities	1,417,035	2,308,203

Minority interest	129,673	243,061

Shareholders' equity:
Common stock, 159,217 and 151,883 shares	1,592	1,519
Additional paid-in capital	1,493,130	1,468,801
Accumulated other comprehensive loss, net of taxes	(118)	(13,071)
Accumulated deficit	(1,481,021)	(1,063,558)
Total shareholders' equity	13,583	393,691

Total liabilities and shareholders' equity	$1,560,291	$2,944,955